Exhibit 10.34

SPONSORED BY MICROSOFT FINANCING	MASTER LOAN & SECURITY AGREEMENT

TO OUR VALUED CUSTOMER: This Master Loan and Security Agreement (“Master Agreement”), dated as of May 23, 2006, is by and between DE LAGE LANDEN FINANCIAL SERVICES, INC. (along with any of its affiliates, subsidiaries, successors or assigns, “Lender”), a Michigan corporation, with a principal place of business at 1111 Old Eagle School Road, Wayne, Pennsylvania 19087, and Orange 21 Inc., with a principal place of business at 2070 Las Palmas Dr. Carlsbad, CA 92009 (“Borrower”). Borrower agrees that a facsimile copy of this Master Agreement and any Loan Supplement (defined below) with facsimile signatures may be treated as an original and will be admissible as evidence of the Master Agreement and a Loan Supplement, as applicable.

1. LOAN AND SECURITY. Subject to the terms and conditions of this Master Agreement, Lender may agree, upon Borrower’s request, to make Loans (defined below) to Borrower from time to time, within Lender’s sole and absolute discretion, such agreement to be evidenced by one or more loan supplements (each a “Loan Supplement,” collectively the “Loan Supplements”), in the form provided by Lender each of which shall be considered a separate and enforceable agreement incorporating the terms and conditions of this Master Agreement. Each Loan Supplement and all documentation attached thereto or delivered pursuant thereto, together with the Master Agreement, as the same may from time to time be amended, supplemented or otherwise modified is hereinafter referred to as a “Loan Agreement”. “Loan” shall mean the amount of money that Lender lends Borrower, under a Loan Agreement, and shall be deemed made on the date on which Borrower shall have received Loan proceeds (“Loan Closing Date”). Each Loan shall be evidenced by one or more notes (each a “Note,” collectively the “Notes”) in the form provided by Lender. Borrower shall use the principal amount of any Loan only for the acquisition by Borrower of any software products (the “Licensed Software”), any hardware (“Hardware”) and the right to receive consulting or other services related thereto (the “Services”) (collectively the “Financed Product”), as set forth on the applicable Loan Supplement, from either Microsoft Corporation, a Washington corporation, or any of its affiliates (collectively, excluding Microsoft Capital Corporation (“MCC”), a Nevada corporation, “Microsoft”), a Microsoft authorized provider or other designated third party, as applicable (individually, a “Product Provider”). By executing and delivering a Loan Supplement and/or Note, Borrower authorizes Lender to pay the applicable Product Provider(s) the Principal Amount(s) set forth in any such Loan Supplement(s) and/or Note(s). To secure the prompt payment of all amounts due and payable under each Loan and the applicable Note(s), Borrower hereby grants to Lender, and each Assignee (defined below), if any, a first priority security interest in all of Borrower’s right, title and interest in and to, as applicable, the Licensed Software and the Hardware, as applicable, described in the applicable Loan Supplement, together with all attachments, replacements, substitutions and additions to such Licensed Software and Hardware, whenever acquired, the Proceeds (defined below) thereof and any other property described in any applicable financing statement filed in connection therewith (collectively, “Collateral”). “Proceeds” shall have the meaning assigned to it under the Uniform Commercial Code of Pennsylvania in effect from time to time and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any of the Collateral by any governmental authority (or any person or entity acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral. Although the Hardware, Licensed Software and other Collateral, if any, securing a Loan may become attached to real estate, Borrower agrees that the foregoing is to remain personal property and Borrower agrees not to permit a Lien (defined below) to be placed upon the Hardware, Licensed Software or any other Collateral, as applicable. If Lender, or any Assignee, deems it advisable within its sole and absolute discretion, Borrower agrees to provide Lender, or such Assignee, with waivers of Liens from anyone claiming an interest in the real estate on which any item of Hardware, Licensed Software and/or other Collateral, as applicable, is located. “Lien” shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien, charge, or encumbrance, priority or other security agreement or arrangement or other claim or right of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lease, and the filing of, or agreement to give, any Uniform Commercial Code financing statement), other than Lender’s rights under a Loan Agreement. Borrower will not move the Hardware, Licensed Software and/or other Collateral, as applicable, from the address set forth in the applicable Loan Supplement without Lender’s or Assignee’s, as applicable, prior written consent. Lender, and its Assignees, have the right, at reasonable times and upon reasonable advance notice, to inspect the Hardware, the Licensed Software and any other Collateral, as applicable. The Collateral securing Borrower’s Loan obligations under any given Note shall not be released until Borrower has received written notice from Lender to the effect that all of Borrower’s obligations under that Note have been indefensibly paid and performed in full.

2. PAYMENT OBLIGATIONS. Borrower hereby unconditionally agrees to pay to Lender, subject to the terms and conditions of the applicable Loan Agreement and the applicable Note, the principal amount of each Loan, plus interest, in each case in the manner and at the times set forth in the applicable Loan Agreement and Note. Payments shall be made in immediately available funds in such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts. BORROWER’S OBLIGATION TO MAKE PAYMENTS UNDER EACH NOTE AND LOAN AGREEMENT SHALL BE ABSOLUTE, UNCONDITIONAL AND NONREFUNDABLE, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, CLAIM, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY CLAIM THAT PRODUCT PROVIDER FAILED TO PERFORM, OR HAS BREACHED ANY OF ITS REPRESENTATIONS OR WARRANTIES OR COVENANTS, UNDER THE PRODUCT PROVIDER AGREEMENT (DEFINED BELOW) OR THE EXPIRATION, REVOCATION OR TERMINATION IN WHOLE OR IN PART OF THE PRODUCT PROVIDER AGREEMENT FOR ANY REASON OR ANY LICENSE OR THE LICENSES GRANTED UNDER THE PRODUCT PROVIDER AGREEMENT OR OTHER GRANTING AGREEMENT AND/OR WITH RESPECT TO ANY HARDWARE OR ANY RELATED MAINTENANCE, SUPPORT AND/OR OTHER SERVICES AGREEMENT HAVE BEEN REVOKED OR OTHERWISE TERMINATED FOR ANY REASON. Accordingly, Borrower shall have no remedy against Lender or any Assignee in the event of any breach or default under the Product Provider Agreement by the Product Provider. “Product Provider Agreement” shall mean each and all agreements governing or related to the Financed Product pursuant to which Product Provider has one or more obligations with respect to the Financed Product (including without limitation the purchase, licensing, ownership, shipment, transportation, delivery, installation, leasing, possession, use, operation, storage and return of Licensed Software and Hardware and the purchase and use of the Services, as applicable), a certified true copy of which shall be provided to DLL promptly upon request. Borrower hereby assumes liability for, and shall pay when due, and on a net after-tax basis shall indemnify, defend and hold harmless Lender, and, as applicable, any Assignee, against, all import, warehouse and other fees, sales, use, property, value added, withholding and other taxes and governmental charges (including, without limitation, customs and other duties and interest and penalties) of any nature imposed upon or in any way relating to Lender, any Assignee, Borrower, the Financed Product, and/or the Product Provider Agreement or any Loan Agreement, Loan and/or Note, except state, local or federal taxes on or measured by Lender’s and any Assignee’s, as applicable, net income (collectively, Taxes”). Whenever any payment is not made within the period of time following its due date (without regard to any grace period) specified in the applicable Loan Supplement, Borrower agrees to pay to Lender, or its Assignee, as applicable, a Finance Charge (as defined in the Loan Supplement) in the amount set forth in such Loan Supplement, if any, but only to the extent permitted by law. Borrower may not prepay payments under any Note at any time unless specifically provided for in, and then only in accordance with the terms and conditions of, the applicable Loan Agreement.

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3. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, upon which representations and warranties Lender relies and which shall be deemed made as of the date of this Master Agreement and again on the date of each Loan Supplement and each Note, as follows:

(a)	Borrower is, as applicable, a corporation, partnership, limited liability company or proprietorship duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; Borrower has the lawful power to own its properties and to engage in the business it conducts, and Borrower is duly qualified and in good standing as a foreign entity in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualifications necessary, and Borrower has not changed its name, or been the surviving entity in a merger.

(b)	Borrower is not directly or indirectly controlled by, or acting on behalf of, any person or entity which is an “Investment Company”, within the meaning of the Investment Company Act of 1940, as amended.

(c)	Borrower is not in default with respect to any of its existing indebtedness, and the making and performance of any of the Notes, any Loan Agreement and this Master Agreement and each Loan Agreement and Note will not (immediately or with the passage of time, the giving of notice, or both) violate the Certificate or Articles of Incorporation or by-laws of Borrower, if a corporation, or its partnership agreement, if a partnership, or its organizational documents, if other than the foregoing.

(d)	Borrower has the power and authority to enter into and perform each Note and Loan Agreement and this Master Agreement and to incur the obligations provided for therein or herein, and has taken all actions necessary to authorize the execution, delivery, and performance of each Note and Loan Agreement and this Master Agreement, and each Note and Loan Agreement and this Master Agreement have been duly authorized, executed, and delivered by Borrower.

(e)	Each Note and Loan Agreement and this Master Agreement are genuine, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy and other similar laws affecting creditor’s rights generally, and the execution, delivery and performance of each Note and Loan Agreement and this Master Agreement will not violate or create a default under any law (including any applicable usury law, regulation, judgment, or order), instrument, contract, agreement or charter document to which Borrower is a party or by which Borrower or its property is bound.

(f)	The individual or individuals executing each Note and Loan Agreement and this Master Agreement have the authority to bind Borrower to such Note, Loan Agreement and this Master Agreement.

(g)	Any and all financial information furnished to Lender, and any Assignee, as applicable, by Borrower is and will be true and correct in all material respects and prepared in accordance with generally accepted accounting principles.

(h)	Except as otherwise permitted herein, Borrower has filed all federal, state, and local tax returns and other reports required by any applicable laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provisions for the payment of such taxes, assessments, or other charges accruing but not yet payable, and Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or other charges not provided for on its financial records.

(i)	There is no action, suit or proceeding pending or threatened affecting Borrower before any court, administrative agency, arbitrator or governmental body involving an amount which would materially and adversely affect the financial condition or operations of Borrower, except for outstanding litigation discussed in the Borrower’s SEC filings, Form 10K and 10Q.

Borrower acknowledges with respect to each Loan Agreement as of the date of execution of each Loan Agreement that (a) it has independently ordered the Licensed Software, Hardware and/or Services, if any, as applicable, constituting the applicable Financed Product from the applicable Product Provider based on its own judgment, and expressly disclaims any reliance upon statements, if any, made to Borrower by Lender or any Assignee with respect to such Financed Product; and (b) this Master Agreement and, as applicable, each Note and Loan Agreement are separate and distinct from the applicable Product Provider Agreement with the applicable Product Provider, and the terms and conditions of such Product Provider Agreement are not incorporated into nor made a part hereof.

4. COVENANTS OF BORROWER. Borrower does hereby covenant and agree with Lender that, so long as any of the indebtedness under any Loan Agreement or Note or this Master Agreement remain unsatisfied or any commitments hereunder remain outstanding, it will comply, at all times, with the following covenants:

(a)	Borrower will not (i) change its name; enter into any merger, consolidation, reorganization, or recapitalization; or, (ii) (a) if a partnership or limited liability company, permit a change in the ownership of any ownership interest, or (b) if a corporation, permit any transfer, sale, redemption, retirement, or any other change in the ownership of the outstanding capital stock of Borrower in excess of twenty (20%) percent, reclassify its capital stock, unless the surviving entity (“Successor”) expressly assumes in writing all of the obligations of Borrower pursuant to each Note and Loan Agreement and this Master Agreement, and that the net tangible assets and the net worth (determined in accordance with generally accepted accounting principles) of the Successor after the consolidation, merger or sale shall be at least equal to the net tangible assets and the net worth of Borrower immediately prior to the consolidation, merger or sale.

5. FINANCING STATEMENTS; ATTORNEY-IN-FACT. Borrower authorizes, as applicable, Lender, and each Assignee, if any, to file a financing statement or other documents deemed necessary to protect and continue Lender’s, or, as applicable, Assignee’s, right and interest with respect to the Hardware, Licensed Software and other Collateral, as applicable, and agrees to (i) on demand pay, or reimburse Lender for paying, all costs and taxes of filing or recording the same in such public offices as Lender may designate and (ii) take such other steps as Lender, from time to time, may direct, including the noting of Lender’s lien on the Collateral, all to perfect to the satisfaction of Lender, Lender’s interest in the Collateral. In addition to the foregoing, and not in limitation thereof, (1) a carbon, photographic, or other reproduction of any Note and the applicable Loan Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and (2) to the extent lawful, Borrower hereby appoints Lender as its attomey-in-fact (without requiring Lender to act as such) to: (i) perform all other acts that Lender deems in good faith appropriate and consistent with prudent commercial lending practices to perfect and continue its security interest in, and to protect and preserve, the Collateral, and (ii) insert any information in any executed Note missing from such Note when delivered to Lender on or following the time when the Loan funds are fully disbursed to the Product Provider(s), it being agreed, in the case of the authority granted under this Subsection (ii), that the inserton(s) shall properly reflect the terms and conditions of the Loan.

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6. DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)	Borrower shall fail to pay all or any portion of any payment amounts payable under any Loan Agreement, or any Note, and such failure shall continue for a period of five (5) days following receipt of written notice from Lender, or Assignee, as applicable, of such failure;

(b)	A material breach by Borrower of any provision of any Loan Agreement (other than a breach covered by (a) above) where Borrower fails to correct such breach within thirty (30) days of its receipt of written notice thereof;

(c)	An event of default occurs and is continuing under any other related agreement, including, without limitation, any Product Provider Agreement, after the giving of any required notice and the expiration of any applicable cure period;

(d)	Borrower or any guarantor of Borrower’s obligations (“Guarantor”) or any material subsidiary of Borrower or Guarantor (“Subsidiary”) shall be in default with respect to any obligations under other agreements with Lender or any other obligation for the payment of borrowed money or rent;

(e)	Any representation or warranty made by Borrower or any Guarantor, as applicable, herein or in any document or certificate furnished to Lender in connection herewith or in any Financial Statement (as defined herein) proves to be false in any material respect when made;

(f)	Borrower, any Guarantor or any Subsidiary shall commit an act of bankruptcy or become or be adjudicated insolvent or bankrupt or make an assignment for the benefit of creditors or become unable or admit in writing its inability to pay its debts as they become due, or a trustee receiver or liquidator shall be appointed for Borrower, any Guarantor or any Subsidiary, or for a substantial part of its property, with or without its consent, or bankruptcy, arrangement, reorganization, composition, readjustment, liquidation, insolvency, dissolution or similar proceedings under any present or future statute, law or regulation shall be instituted by or against Borrower, any Guarantor or any Subsidiary, or Borrower, any Guarantor or any Subsidiary shall file an answer admitting the material allegations of a petition filed against it in any such proceeding, or Borrower, any Guarantor or any Subsidiary shall cease doing business as a going concern, or Borrower, any Guarantor or any Subsidiary shall, without Lessor’s prior consent, sell, transfer, pledge or otherwise dispose of all or any substantial part of its assets, or consolidate or merge with any other entity (unless Borrower or such Guarantor is the surviving entity), or Borrower or Guarantor shall discontinue its business or materially change the nature of its business;

(g)	Borrower or any Guarantor has more than fifty percent (50%) of its voting shares acquired by another person or entity or Borrower or any Guarantor otherwise experiences a change in control;

(h)	Borrower or any Guarantor defaults on any obligation that it owes to Microsoft or MCC;

(i)	If any Guarantor or Borrower is an individual, any such Guarantor or Borrower dies;

(j)	Any Guarantor terminates, revokes or limits, or purports to terminate, revoke or limit, its guaranty of any Note or Loan Agreement;

(k)	A judgment creditor of Borrower shall obtain possession of any of the Collateral by any means, including without limitation levy, distraint, replevin, or self-help; or

7. REMEDIES; RIGHTS OF LENDER. If an Event of Default has occurred and is continuing, then Lender may, at its option and without notice to Borrower or any other person declare a default (“Default”) with respect to one or more Loans and take one or more of the following actions: (a) declare the entire unpaid balance of the indebtedness for the unexpired term of any or all Loans immediately due and payable and similarly accelerate the balances due under any other agreement between Lender and Borrower without notice or demand with all accelerated balances discounted to the date of default at the lesser of (i) a per annum interest rate equivalent to that of a U.S. Treasury constant maturity obligation (as reported by the U.S. Treasury Department) that would have a repayment term closest to the remaining Note term, all as determined by Lender or the applicable Assignee, if any, or (ii) three percent (3%) per annum; (b) charge Borrower interest on all monies due Lender at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less (the “Default Interest Charge”), from the payment due date until indefeasibly paid in full; (c) cause any Product Provider to terminate, as applicable, all of Borrower’s rights to use any or all of any Licensed Software or Hardware or any or all Services, and Borrower acknowledges that Microsoft, as third party beneficiary of this Master Agreement provision, may terminate Borrower’s right to use any or all Licensed Software, Hardware or any or all Services under any Product Provider Agreement, without liability for any reason whatsoever; (d) charge Borrower a returned-check or non-sufficient funds charge (“NSF Charge”) to reimburse Lender for the time and expense incurred with respect to a check that is returned for any reason including non-sufficient or uncollected funds, such NSF Charge is stipulated and liquidated at $25.00; and/or (e) pursue any rights or remedies available at law or in equity, including without limitation, the rights granted a secured party under the Uniform Commercial Code, or comparable law, as enacted in the applicable jurisdiction(s). In the event Lender, or any Assignee, as applicable, shall institute any action for the enforcement of the collection of all or any portion of the indebtedness or any other amounts due under any Loan Agreement or any Note, or this Master Agreement or to protect, preserve or enforce its rights, there shall be immediately due from Borrower, in addition to the amounts due above, all costs and expenses of such action, including, without limitation, reasonable attorneys’ fees and expenses, and all expenses of repossessing, storing, shipping, repairing and selling, as applicable, the Hardware, Licensed Software and/or other Collateral. No failure or delay on the part of Lender, or any Assignee, as applicable, to exercise any right or remedy hereunder shall operate as a waiver thereof or of any other right under any applicable Loan Agreement or any Note or under any other document or instrument executed or delivered in connection with any applicable Loan Agreement or any Note. All remedies are cumulative and not exclusive. Except as expressly provided herein or in any Loan Agreement or Note, Borrower hereby waives grace, demand, presentment for payment, notice of non-payment, protest and notice of protest, notice of dishonor or default, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of lawsuit and/or other enforcement action with respect to any Loan or Note. To the extent permitted by law, Borrower agrees that neither Lender nor any Assignee nor any Product Provider shall be required to license, lease, transfer or use any Licensed Software in mitigation of any damages resulting from Borrower’s default. Lender may require that Borrower return, on behalf of Lender or any Product Provider, the Hardware, Licensed Software and/or other Collateral, as applicable, to the applicable Product Provider and in the event Borrower fails to return the Hardware, Licensed Software and/or other Collateral, enter upon the premises peaceably with or without legal process where the Hardware, Licensed Software and/or other Collateral is located and repossess the Hardware, Licensed Software and/or other Collateral. Such return or repossession of the Hardware, Licensed Software and/or other Collateral will not constitute a termination of this Master Agreement, and/or any applicable Loan Agreement, unless Lender expressly notifies Borrower in writing. In the event the Hardware, Licensed Software and/or other Collateral is returned or repossessed by Lender or any Assignee, as applicable, and unless Lender or any Assignee, as applicable, has terminated this Master Agreement, or any applicable Loan Agreement, Lender or any Assignee, as applicable, may, to the extent required by law, as applicable, sell or re-rent or re-license the Hardware, Licensed Software and/or other Collateral to any persons or entities with any terms Lender or any Assignee, as applicable, determines, at one or more public or private sales, with or without notice to Borrower, and apply the net proceeds after deducting the costs and expenses of such sale or re-rent or re-licensing, to Borrower’s obligations with Borrower remaining liable for any deficiency and with any excess being retained by Lender or such Assignee, as applicable. Notwithstanding any other provisions of this Master Agreement or any Loan Agreement or Note or any document or instrument executed or delivered in connection with this Master Agreement, any Loan Agreement or Note, interest, fees and the like shall not exceed the maximum rate permitted by applicable law.

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8. ASSIGNMENT AND WAIVER OF DEFENSE. BORROWER SHALL NOT SUBLICENSE, OR OTHERWISE RELINQUISH POSSESSION OR CONTROL OF, OR ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THE NOTES OR THIS MASTER AGREEMENT OR ANY LOAN AGREEMENT, ANY COLLATERAL OR ANY PART THEREOF OR INTEREST THEREIN OR ANY RIGHT OR OBLIGATION WITH RESPECT THERETO OR CAUSE OR SUFFER TO EXIST ANY LIEN, CLAIM OR ENCUMBRANCE UPON THIS MASTER AGREEMENT, THE LOAN AGREEMENTS, THE NOTES OR THE COLLATERAL. Borrower hereby acknowledges and agrees that Lender and any Assignee may sell, grant a security interest in, assign or otherwise transfer (collectively “Transfer”), in whole or in part, the Notes, the Loan Agreements and this Master Agreement, or any of its interests (including without limitation a participation interest), rights or obligations with respect thereto, including without limitation any or all sums due or to become due under this Master Agreement or any Note or Loan Agreement, to such third party as Lender or such Assignee, as applicable, in its discretion may select (each Lender transferee or assignee, together with any subsequent transferees or assignees, herein referred to as “Assignee”) without notice to or consent from Borrower. Each Assignee shall have, to the extent provided in any Transfer document, Lender’s rights, powers, privileges and remedies with respect thereto, but shall not be obligated to Borrower to observe or perform any duty, covenant or condition required to be observed or performed by Lender or Product Provider. No Transfer shall relieve Lender from any of its obligations to Borrower. Borrower agrees that, upon receipt of notice from Lender, or Assignee, as applicable, (i) it shall be bound by such Transfer, (ii) payments shall be made to Assignee, (iii) Borrower shall promptly comply with, and (if requested) acknowledge in writing, such instructions, (iv) Assignee shall have and be entitled to exercise any and all rights and remedies of Lender hereunder, and (v) all references herein to Lender shall include Assignee. Without limiting the generality of the preceding sentence, Borrower further agrees that Lender may sell a participation interest in any or all of its rights in or under any or all Notes and/or this Master Agreement and/or any or all Loan Agreements to a third party, including, without limitation, to Microsoft and and/or MCC. Borrower shall not assert against Assignee (including, without limitation, MCC) any claim, defense, counterclaim or setoff that Borrower may at any time have against Lender, any Product Provider or Microsoft. Borrower waives all rights to make any claim against any and each Assignee (including, without limitation, MCC) for any loss or damage to the Licensed Software or the Hardware, as applicable, or breach of any warranty, express or implied, as to any matter whatsoever, including but not limited with respect to the Licensed Software and/or Services and service performance, functionality, features, merchantability or fitness for a particular purpose, or any indirect, incidental or consequential damages or loss of business. Borrower shall pay Lender, or Assignee, as applicable, all amounts due and payable under this Master Agreement, each Loan Agreement and each Note, but shall pursue any claims under any Product Provider Agreement against only the applicable Product Provider.

9. MISCELLANEOUS.

(a)	Product Provider Agreement. Each Loan made by Lender to Borrower hereunder will be made in connection with a Product Provider Agreement between Borrower and Product Provider for the purchase of a Financed Product. The terms of the applicable Product Provider Agreement remain unchanged and in full force and effect, except as otherwise provided for herein. In the event that any Hardware and/or Licensed Software from a Product Provider does not perform as warranted or in the event of any other dispute or default by such Product Provider under the applicable Product Provider Agreement, Borrower shall, so long as no Event of Default shall have occurred and be continuing, be entitled to pursue against such Product Provider all of Borrower’s rights and remedies arising under the applicable Product Provider Agreement, and nothing in this Master Agreement or any Loan Agreement shall diminish or waive any rights and remedies which Borrower may have against such Product Provider under the applicable Product Provider Agreement.

(b)	Further Assurances. From time to time, Borrower will execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of each Note and this Master Agreement and each Loan Agreement and be informed of the status and affairs of Borrower.

(c)	Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of any Note, any Loan Agreement and this Master Agreement in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Notes, the Loan Agreements or this Master Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

(d)	Notices. Each notice or other communication required or permitted to be given or delivered under each Note and Loan Agreement and this Master Agreement shall be in writing and shall become effective when delivered, or if mailed, when deposited in the United States mail with proper postage prepaid for registered or certified mail, return receipt requested and addressed to such other party at the address set forth herein or, if such holder is not Lender, at the last address designated by Lender or such holder to Borrower.

(e)	Waiver and Release by Borrower. To the maximum extent permitted by applicable laws, Borrower (A) Waives (1) protest of all commercial paper at any time held by Lender on which Borrower is in any way liable; (2) except as the same may herein be specifically granted, notice of acceleration and of intention to accelerate; and (3) notice and opportunity to be heard, after acceleration in the manner provided in Section 6 herein, before exercise by Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable laws or by any agreement with Borrower, and, except where required hereby or by any applicable laws, notice of any other action taken by Lender; and (B) Releases Lender and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct.

(f)	Waiver of Jury Trial; Applicable Law; Consent to Jurisdiction. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION BROUGHT ARISING OUT OF OR IN ANY MANNER RELATING TO ANY NOTE OR LOAN AGREEMENT AND THIS MASTER AGREEMENT. EACH NOTE AND LOAN AGREEMENT AND THIS MASTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, WHETHER AS TO VALIDITY, CONSTRUCTION, INTERPRETATION, CAPACITY, PERFORMANCE OR OTHERWISE BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES, AND SHALL BE DEEMED EXECUTED IN WAYNE, PENNSYLVANIA. BORROWER AGREES THAT ANY ACTION AGAINST BORROWER CONCERNING ANY NOTE OR LOAN AGREEMENT AND/OR THIS MASTER AGREEMENT AND THE INDEBTEDNESS EVIDENCED HEREBY AND THEREBY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, AND BORROWER HEREBY ACCEPTS THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION.

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(a)	Maintenance; Insurance. Borrower shall use the Financed Product solely in the conduct of its business and is required, at its own cost and expense, to keep, or cause to be kept, the Hardware, Licensed Software and other Collateral, as applicable, in good repair, condition and working order, except for ordinary wear and tear, and Borrower will supply, or cause to be supplied, all parts and servicing required. During the term of this Master Agreement and each applicable Loan Agreement and Note, Borrower will keep the Hardware, Licensed Software and other Collateral, as applicable, insured against all risks of loss or damage in an amount not less than the full replacement value of the Hardware, Licensed Software and other Collateral, as applicable, naming Lender as lender loss payee and additional insured and without co-insurance. Borrower will also obtain and maintain for the term of this Master Agreement and the applicable Loan Agreement and Note(s), comprehensive public liability insurance with personal injury limits and property damage limits in amounts Lender may from time to time require, naming Lender as additional insured. Borrower will pay all premiums for such insurance and, promptly upon request, shall deliver proof of insurance coverage satisfactory to Lender. If Borrower does not provide such insurance, Borrower agrees that Lender has the right but not the obligation, to obtain such insurance and charge Borrower an insurance fee, on which Lender may make a profit. Borrower grants to Lender an irrevocable power of attorney to make claim for and receive and endorse all checks and other documents received as payment for such insurance policies.

(b)	Term. The term of this Master Agreement and each Loan Agreement shall be that period commencing from the date of execution thereof, as applicable, until that date when all Notes are paid in full and all other obligations, responsibilities and liabilities of Borrower pursuant to this Master Agreement and the applicable Loan Agreement have been fully satisfied and discharged.

(c)	Binding Effect and Entire Agreement. This Master Agreement and each Loan Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Notes, the Loan Agreements and this Master Agreement, including all exhibits hereto and thereto, all of which are hereby incorporated herein by reference, and all the documents executed and delivered pursuant hereto and thereto, constitute the entire agreement between the parties and supersede all prior oral or written understandings, including without limitation any inconsistent terms set forth in any Product Provider Agreement. No term or provision of any Note, any Loan Agreement or this Master Agreement may be amended, waived, discharged, or terminated except by a written instrument signed by Borrower and Lender, or, as applicable, Assignee hereof or thereof.

(d)	Severability. If any term, provision, covenant or restriction of this Master Agreement, any Loan Agreement or any Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Master Agreement, the applicable Loan Agreement or the Note, as applicable, will remain in full force and effect and in no way will be affected, impaired or invalidated.

(e)	Indemnity. Lender is not responsible for any losses or injuries caused by the manufacture, acquisition, delivery, installation, ownership, use, possession, maintenance, operation or rejection of the Financed Product or defects in the Financed Product. Borrower shall indemnify and hold Lender harmless from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including attorney’s fees, arising out of, connected with, or resulting from the Financed Product or any Loan or any Loan Agreement or this Master Agreement. This indemnity will continue even after the termination of this Master Agreement and the applicable Loan Agreements and the payment in full of the Notes.

(f)	Charges and Fees. Borrower agrees to pay Lender a Loan fee and/or such other fees (“Fee”), if any, specified in a Loan Supplement for Lender’s expense of preparing financing statements, other documentation costs and ongoing administration costs during the term of the applicable Loan and Loan Agreement and this Master Agreement, and/or for providing Loan financing.

(g)	Headings. Section and subsection headings in this Master Agreement and each Loan Supplement are included for convenience or reference only and shall not constitute a part of any Note or any Loan Agreement or this Master Agreement for any other purpose.

(h)	Survival. All of the representations, warranties covenants and other agreements set forth in each Note, each Loan Agreement and this Master Agreement shall survive until all obligations of Borrower under such Note and Loan Agreement and this Master Agreement are satisfied in full and there remain no outstanding obligations under such Note and Loan Agreement and this Master Agreement. Further, All obligations under this Master Agreement and each Loan Agreement shall survive any termination of the licenses, rights and Services relating to the Licensed Software and Hardware.

(i)	Counterparts. This Master Agreement and each Loan Supplement may be executed in any number of manually executed and numbered counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. To the extent, if any, that this Master Agreement or any Loan Agreement constitutes chattel paper under the provisions of the applicable Uniform Commercial Code, no security interest in this Master Agreement or the Loan Agreement may be created through the transfer and possession of any counterpart other than counterpart number one.

(j)	Product Disclaimer. BORROWER ACKNOWLEDGES THAT LENDER AND/OR ASSIGNEE ARE ACTING SOLELY AS A LENDER/CREDITOR AND NOT AS A SELLER, DISTRIBUTOR, LESSOR OR LICENSOR OF ANY FINANCED PRODUCT. WITHOUT LIMITING THE FOREGOING, BORROWER ACKNOWLEDGES THAT LENDER AND/OR ASSIGNEE DID NOT (i) SELECT, MANUFACTURE, DISTRIBUTE OR LICENSE THE HARDWARE OR LICENSED SOFTWARE COVERED BY THE PRODUCT PROVIDER AGREEMENT, NOR (ii) SELECT NOR PROVIDE OR AGREE TO PROVIDE THE SERVICES THEREUNDER AND BORROWER HAS MADE THE SELECTION OF SUCH HARDWARE, LICENSED SOFTWARE AND SERVICES BASED UPON BORROWER’S OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY LENDER, ASSIGNEE OR THEIR RESPECTIVE AGENTS.

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BORROWER ACKNOWLEDGES THAT AT THE TIME EACH NOTE AND EACH LOAN AGREEMENT WAS EXECUTED, BORROWER RETAINED A COPY

Borrower to complete 1 and, as applicable, 2, 3 or 4:

1.	Type of organization: Corporation

2.	If Borrower is a registered organization organized under the laws of the US or any state of the US (e.g., a corporation, limited liability company or limited partnership):

Jurisdiction of incorporation or formation: DE, and Organizational number: 3842408; or

3.	If Borrower is an individual or sole proprietorship:

Principal residence:                                         , and

Business identification number (if any):                                         ; or

4.	If Borrower is not any of the foregoing (e.g. if Borrower is a general partnership or a non-U.S. corporation):

Jurisdiction where the chief executive office is located:                                         , and

Business identification number (if any):                                         .

BORROWER: Orange 21 Inc.	LENDER : De Lage Landen Financial Services, Inc.

BY:	x /s/ Jerry Kohlscheen	BY:
NAME:	x Jerry Kohlscheen	NAME:
TITLE:	x Chief Operating Officer	TITLE:
DATE:	x May 23, 2006	DATE:

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